Exhibit 32

                         STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             18 U.S.C. SECTION 1350,

      Barry E. Backhaus, Chairman, President and Chief Executive Officer and Katherine A. Bousquet, Senior Vice President, Treasurer and Interim Chief Financial Officer of First Federal Bankshares, Inc. (the "Company") each certify in his/her capacity as an officer of the Company that he/she has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended December 31, 2004 (the "Report") and that to the best of his/her knowledge:

      (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

      This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.


February 8, 2005
----------------                        ----------------------------------------
Date                                    Barry E. Backhaus
                                        Chairman, President and Chief Executive
                                          Officer


February 8, 2005
----------------                        ----------------------------------------
Date                                    Katherine A. Bousquet
                                        Vice President, Treasurer and
                                          Interim Chief Financial Officer


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